LEASE
SPRING WAY CENTER
1.PARTIES.    This Lease made this 10th day of October, 2007 by and between Spring Way Center, LLC, a Pennsylvania Limited Liability Company, c/o Beynon & Company, Agent 1900 Allegheny Building, Pittsburgh, PA 15219 (herein called “Landlord”) and RedPath Integrated Pathology, Inc., a Delaware Corporation (herein called “Tenant”).
2.    PREMISES. Landlord, for and in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as herein set forth, does hereby lease, demise and let unto Tenant an office area containing approximately twenty thousand (20,000) rentable square feet situate on the 3rtl and 4lh floors, as outlined on the Diagram of Premises attached hereto as Exhibit A and incorporated herein (the “Premises”), in the commercial building located at 2515 Liberty Avenue, City of Pittsburgh, County of Allegheny, Commonwealth of Pennsylvania (the “Building”). Such demised premises being collectively referred to herein as the Premises.
3.    TERM.
A.    The term of this Lease (the “Term”) shall commence on November 1, 2007 (the “Commencement Date”) and Tenant’s obligation to pay rent hereunder shall begin on March 1, 2008 (the “Rent Commencement Date”).
B.    The Term shall end at 9:00 p.m. on February 28, 2013 unless sooner terminated as hereinafter provided.
C.    If this Lease is executed before the Premises become ready for occupancy and Landlord fails to tender possession of the Premises on or before the Commencement Date for any reason other than an omission, delay or default caused by Tenant, then the Rent (as defined in Paragraph 6 hereof) shall abate until Landlord tenders possession and Tenant hereby accepts such abatement in full settlement of any and all claims Tenant may have against Landlord arising from Landlord’s failure to tender possession on the Commencement Date.
D.    If, through the commercially reasonable efforts of the Landlord, the Landlord cannot deliver possession of the said Premises to the Tenant by March 1, 2008, for the reason of not obtaining an occupancy permit, this Lease shall be voidable, by the Tenant, and no Rent shall be due and payable to the Landlord under this Lease, until said occupancy permit is obtained. If the reason for the delay in occupancy is due to the Tenant, or their agents or contractors, rent will be due on March 1, 2008
E.    In the event that Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the termination date hereinabove provided.
4.    CONSTRUCTION OF PREMISES.

A.    At Tenant’s sole expense, and pursuant to all appropriate permits and licenses and in compliance with local building and zoning codes, Tenant shall have the ability to make non-structural improvements to the Premises without Landlord’s consent. Any structural improvements must have Landlord’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. Tenant acknowledges that it has had an opportunity to inspect the Premises and accepts the Premises in AS IS condition. Landlord shall allocate $18.00 per rentable square foot towards Tenant improvement items in addition to finishing the common areas of the facility to include HVAC ductwork, restrooms, corridors and stairwells with building standard finishes and fixtures commensurate with a class A office building.
B.    Tenant shall be responsible for its own contractors to construct Tenant’s space. Landlord shall pay to Tenant on the submission of building plans $4.50 per rentable sq. ft. and shall pay an additional $4.50 per rentable sq. ft. to Tenant within 60 days.
The remaining balance of $9.00 per rentable sq. ft., minus a 10% contingency, will be paid upon completion of the project. The 10 % contingency payment is subject to Tenant’s and Landlord’s satisfaction and released upon their written approvals.
C.    Landlord and Tenant shall work together to obtain the occupancy permits necessary for Tenant to conduct its business, and occupancy of the Building.
D.    Landlord shall not be liable for any delay in the issuance of any permits and licenses for Tenant’s construction or use of the Premises.
5.    BASE RENT.
A.    Base Rent. Tenant shall pay to Landlord as monthly rent (“Base Rent”) those sums set forth in Exhibit B attached hereto and made part hereof, payable in advance, without demand and without setoff or deduction, on the first (1st) day of each calendar month throughout the Term. In the event that the Rent Commencement Date occurs on a day other than the first (1st) business day of a calendar month, the Tenant shall pay to the Landlord, on or before the Rent Commencement Date of The Term, a pro rata portion of the monthly installment of Base Rent, such pro rata portion to be based on the number of days remaining in such partial month after the Rent Commencement Date of the Term.
B.    Additional Rent. Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the rent herein reserved, and said additional amount so to be paid is not designated as “additional rent’’, then said amount shall nevertheless, at the option of Landlord, if not paid when due be deemed “additional rent” and collectible as such, but nothing herein contained shall be deemed to suspend or delay the payment of any sum at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. Nonpayment of additional rent when due shall, subject to the provisions of Article 25 below, constitute a default under this Lease to the same extent, and shall entitle the Landlord to the same remedies, as nonpayment of rent. Where no limit for payment is otherwise stated in the specific Lease provision applicable thereto, any such obligation shall be due and payable within thirty (30) days following Tenant’s receipt of a written statement showing in reasonable detail the basis for the amount claimed.

C.    Payments. All payments of Base Rent and additional rent shall be paid when due at the principal office of the Landlord or at such other place as Landlord may from time to time direct, in advance. Base Rent and additional rent shall be pro rated with respect to any partial month during the Lease term.
6.    ADDITIONAL RENT ESCALATION.    In the event the Real Estate Taxes or Operating Costs incurred by Landlord during any calendar year following the applicable Base Year shall exceed the Real Estate Taxes or Operating Costs incurred by Landlord during such Base Year, Tenant shall pay to Landlord an amount equal to Tenant’s proportionate share of such increase, which share shall be computed as hereinafter set forth. For this purpose, the following definitions shall apply:
A.    The Base Year with respect to Real Estate Taxes and Operating Costs shall be calendar year 2008. The Base Year Operating Costs shall be adjusted as required to reflect 95% occupancy of the Building.
B.    Real Estate Taxes shall be deemed to mean the aggregate amount of taxes and assessments annually levied, assessed or imposed upon the Building in which the Premises re located. The term “Real Estate Taxes” as used in this Lease shall not include any capital stock, succession, transfer, gift, estate, or inheritance taxes, or any penalties, interest or fines incurred by Landlord due to nonpayment or late payment of taxes. Landlord shall refund to Tenant its proportionate share of any refund or reduction in any taxes successfully contested by or otherwise granted to Landlord. Tenant shall only be obligated to pay Tenant’s proportionate share of any fees, expenses and costs incurred by Landlord in protesting any assessments, levies or taxes if such protest results in a tax bill or expense that is less than such fees, expenses and costs. If any special assessment is permitted by law to be paid in installments. Landlord will pay such assessment in installments when and as each installment becomes due. Tenant shall not be obligated to pay the amount of any installments of any special assessment or assessments which are to become due and payable after the expiration of the term of this Lease or any renewal thereof. Any taxes unpaid by Landlord at the termination of this Lease shall be calculated on the basis of the most recent ascertainable tax bill and pro rated to the date of termination of the Lease. In the event any statement regarding taxes is discovered to be erroneous. Tenant shall be entitled to a full and immediate refund of any overpayment.
The Tenant’s proportionate share of Real Estate Tax increase shall be calculated using an accounting methodology by Landlord which fairly and reasonably allocates the space Tenant is using - 20,000 square feet divided by 37,500 or 53%.
C.    “Operating Costs” shall be deemed to mean those expenses during an operating year in respect to the operation and maintenance of the Building, other structures and improvements and the land constituting or supporting the Building and in accordance with reasonable and accepted principles of sound management and accounting practices, and buildings of similar size, condition and location, and shall include all costs and expenses of ownership, operation and maintenance (excluding depreciation, all amounts paid for loans of Landlord and expenses typically capitalized for federal income tax purposes according to generally accepted accounting principles) including by way of illustration and not limitation: personal property taxes and assessments and any tax in addition to or in lieu thereof assessed on personal property used in the operation and maintenance of the Building, whether assessed against Landlord or Tenant or collected by Landlord or both; utilities not payable by tenants or reimbursed to Landlord pursuant to the terms of leases and other arrangements; supplies; insurance; license permit and inspection fees; cost of services of independent contractors (including property management fees); cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance and repair of the Building, its equipment and the component walks, malls and landscaped areas including janitorial, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, signage and advertising (but excluding persons performing services not uniformly available to or performed for substantially all Building tenants) prorated to reflect the time such persons devote solely to the Building; rental expense or a reasonable allowance for depreciation of personal property used in such maintenance, operations and repair; and those costs, expenses and disbursements which Landlord reasonably determines Landlord would have incurred had the Building been 95% occupied at all times during such operating lease year.
The term “Operating Costs” shall not include the following: costs to benefit, or relating to, a specific tenant, such as legal and other related expenses associated with the negotiation or enforcement of leases, and any penalties or damages from such lawsuits; liabilities and costs incurred by Landlord for environmental hazards, damage inspections, tests, cleanup and remediation except those incurred from day-to-day operations; costs associated with the financing or refinancing of debt such as points, broker’s fees and attorney’s fees; costs incurred by Landlord for paintings, sculptures or other artwork (other than ordinary and customary decorating expense); costs incurred to generate rental income and lease space in the Building, such as tenant allowances, brokers’ commissions and leasing fees, advertising costs, architectural fees, space planning costs and promotional material; all late charges and penalties, assessed against Landlord; and property management fees in excess of those customarily charged. No item of Operating Costs shall be included more than once in any given time period, and no taxes or any other type of chargeable expense or cost.
The Tenant’s proportionate share of Operating Costs increases shall be calculated as follows. Within four (4) months after the end of each calendar year following the Base Year, Landlord shall furnish Tenant a written statement showing in reasonable detail Landlord’s Real Estate Taxes and Operating Costs for the preceding calendar year and the applicable Base Year and showing the amount of any increase in the sums due from Tenant. Coincidentally with the monthly rent payment due following Tenant’s receipt of such statement. Tenant shall pay to Landlord an amount equal to Tenant’s pro-rata share of the sum of (1) the difference between Real Estate Taxes and Operating Costs for the preceding calendar year and the applicable Base Year less any such increases previously paid by Tenant; and (2) one-twelfth (1/12) of such increases for the current calendar year multiplied by the number of rent payments (including the current one) then elapsed in such calendar year. Thereafter, such one-twelfth (1/12) amount shall be paid monthly with the rent until subsequently adjusted in accordance with the terms of this Article.

The additional rent due under the terms and conditions of this Article shall be payable by Tenant. Landlord will, within ten days after receipt of a written request from Tenant, provide to Tenant copies of or access to the records, receipts and other documentation evidencing the expenses paid by Landlord for Real Estate Taxes and Operating Costs and the method of calculating the amount payable by Tenant.
7.    LATE PAYMENT.    A late charge of Nine Hundred Dollars ($900.00) shall be due and payable forthwith on the amount of rent not received by Landlord from Tenant on or before the seventh (7th) day of the month when due.
8.    USE OF PREMISES. Tenant shall occupy and use the Premises only for a general business office and operation of medical laboratory in connection with Tenant’s business. Tenant shall not occupy or use the Premises for any other purpose or business without the prior written consent of Landlord, such consent not to be unreasonably withheld. Tenant shall observe and comply with the reasonable, uniform and nondiscriminatory rules and regulations which Landlord shall promulgate from time to time with regard to the operation of the Premises, Building and common areas of the Building (the “Rules”). The Rules, together with any amendments thereto, shall be provided to the Tenant before the Commencement Date by the Landlord. In the event of any conflict between the Rules and this Lease, the provisions of this Lease shall control.
9.    COMMON AREAS/PARKING.    All parking areas, driveways, alleys, public corridors and fire escapes, and other areas, facilities and improvements as may be approved by Landlord from time to time for the general use, in common, by the Tenant and other tenants, their employees, agents, invitees and licensees, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such areas, facilities and improvements. Landlord shall properly maintain all such common areas including snow and ice removal when required. Tenant shall have the use of six (6) parking spaces on a non exclusive basis next to the Building at no additional cost. Tenant shall have the right to rent up to thirty (30) additional parking spaces at any parking facility or lot within 3 blocks of the building-that Landlord shall make available. The rental for each space shall be $50.00 per space per month payable monthly in advance. Said parking rate will remain fixed for a term of two (2) years, whereby it may be subject to a change to reflect the increase, if any, of neigh boring parking rates.
10.    ALTERATIONS.    Except as otherwise provided, Tenant shall not make any alterations, interior decorations, improvements or additions to the Premises or attach any fixtures or equipment thereto, without the Landlord’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. All such alterations, interior decorations, improvements or additions made to the Premises after the Commencement Date or the attachment of any fixtures or equipment thereto shall be performed at Tenant’s sole cost and expense.
Tenant may affix pictures and shelving to the walls without Landlord’s consent. So long as Tenant is not in material default hereunder, Tenant shall have the right but, except as stated in the succeeding sentence, not the obligation, to remove any said alterations, interior decorations, improvements or additions caused to be made to the Premises by Tenant, during and at the expiration of the Lease term or any renewal thereof, providing that Tenant repairs any damage caused to the

Premises by said removal. Landlord by notice to Tenant in writing not more than fifteen (15) days after the expiration of the Lease term, or any renewal term thereof, may request that Tenant remove any of said alterations, interior decorations, improvements or additions caused to be made to the Premises by Tenant or any of the fixtures, furniture and equipment caused to be installed by Tenant, and, if Landlord makes said request, Tenant shall, within fifteen (15) days thereafter, remove such of said alterations, interior decorations, improvements, additions, fixtures, furniture and equipment as stated in such request and repair any damage caused to the Premises by said removal^ In the event that Landlord requests such removal and Tenant fails to remove same and repair any damage caused thereby on or before said expiration date. Tenant agrees to reimburse and pay Landlord for the cost of removing same and repairing any damage to the Premises caused by said removal.
Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be required or able to remove any improvements or alterations constructed as part of the initial build-out of the Premises, or which are installed by Landlord, or which are installed by Tenant but which have been approved by Landlord, with no condition at the time of approval that they ultimately be removed; except that Tenant may remove the backup generator, air handler and lab benches. All of said alterations, interior decorations, improvements additions, fixtures, furniture and equipment remaining on the Premises after said expiration date, or at such sooner termination date due to any default of Tenant, shall become the property of Landlord, unless removed by Tenant in accordance with the foregoing provisions. In doing any such work. Tenant shall use due care to cause as little damage or injury as possible to the Premises and the Building and to repair all damage or injury that may occur to the Premises or the Building in connection with such work. Tenant agrees in doing any such work in or about the Premises to use Tenant’s best efforts to engage only such labor as will not conflict with or cause strikes or other labor disturbances among the Building service employees of Landlord. Any contractors employed by Tenant shall be approved by Landlord, and Landlord shall not unreasonably withhold its approval and consent; provided, however, that all such contractors shall be required to carry worker’s compensation insurance, public liability insurance and property damage insurance in amounts, form and content, and with companies reasonably satisfactory to Landlord. Prior to the commencement by Tenant of any work as set forth in this Article, Tenant shall obtain, at Tenants sole cost and expense, all necessary permits, authorizations and licenses required by the various governmental authorities having jurisdiction over the Building and Premises.
11.    MECHANIC’S LIENS.    Prior to Tenant performing any construction or other work on or about the Premises for which a lien could be filed against the Premises or the Building, Tenant shall enter into a written “no lien” agreement satisfactory to Landlord with the contractor who is to perform such work, and such written agreement shall be filed and recorded in accordance with the Mechanic’s Lien Law of Pennsylvania, prior to commencement of such work. Notwithstanding the foregoing, if any mechanic’s lien or other lien shall be filed against the Premises or the Building purporting to be for labor or material furnished or to be furnished at the request of Tenant, then Tenant shall at its expense cause such lien to be discharged by payment, bond or otherwise within thirty (30) days after filing thereof. As an alternative to causing the lien to be discharged of record, Tenant shall have the right to contest the validity of any lien or claim if Tenant shall first have posted a bond or other security reasonably satisfactory to Landlord (such as an undertaking with Landlord’s title company to insure that, upon final determination of the validity of such lien or claim, Tenant shall immediately pay any judgment rendered against Tenant). If Tenant shall fail to take such action within such thirty (30) day period, Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, upon demand, reimburse Landlord for all amounts paid and costs incurred including attorney’s fees, in having the lien discharged of record. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorney’s fees) which may be brought or imposed against or incurred by Landlord by reason of any such lien or its discharge.
12.    CONDITION OF PREMISES.    Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Landlord with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time in satisfactory condition, order and repair.
13.    UTILITIES AND SERVICES.
A.    Utilities. Tenant shall have the ability to control the air conditioning/heating systems, on a 24 hour basis using thermostatic controls. Separate electrical meters service each individual floor. Tenant shall establish their own electrical accounts with, and pay for the cost of such utility service directly to the utility company (Duquesne Light Company) for such service. ALL TENANTS shall pay ninety five percent (95%) of the total natural gas invoice divided according to their proportionate share of occupied space within the building.
B.    Building Services. Landlord shall provide (subject to Tenant’s payment of utility charges):
1.    Maintenance of air condition, ventilation and heating through the systems of the Premises.
2.    Electric current for lighting and for standard office machines and equipment and other appliances which operate on standard 110 volt power and Landlord shall replace light globes and/or fluorescent tubes and ballasts in the common areas. Tenant shall be responsible for light bulbs/ fluorescent tubes in the Premises only.
3.    Window cleaning of both the inside and outside panes two (2) times per calendar year.
4.    Maintenance of common areas including but not limited to snow removal and landscaping.
5.    Continuous elevator service.
6.    Maintenance and service of any public restrooms in the Building excluding those in Tenant’s space or for Tenant’s exclusive use. Tenant agrees to supply and pay for all paper products.

7.    Hot and cold water for restroom and kitchen facilities and cold water for drinking.
8.    Tenant shall have the right to install signage on the Building that amounts to fifty three percent (53%) of the allowable signage permitted on the Building. Tenant shall be responsible for its signage subject to Landlord’s approval, such approval not to be unreasonably withheld, delayed or conditioned. Signage shall include Tenant listing on the main building directory, if any, and a building standard nameplate on the exterior wall next to the entrance to the Premises.
9.    Tenant shall be provided with security cards to the Premises for employees as required. Ten (10) security keys will be provided for the Premises. Additional keys shall be furnished at a cost of $10.00 each. Any keys which are returned to the Landlord shall receive a credit of $10.00 per key. Any lost or stolen security cards shall be immediately reported to the Building management. Replacement of any lost or stolen security cards will be at a cost of $10.00 each. Landlord reserves the right to change security procedures for the Building as necessary.
10.    Landlord may install a Building security system which controls access to the Building and to the Premises. Tenant shall be responsible for charges relating to modification of the security for the Leased Premises. Upon Tenant’s request, Landlord shall provide Tenant with reports regarding access to the Premises.
11.    Landlord does not warrant that the utilities or services provided by this Article shall be free from slow-down, interruption or stoppage pursuant to voluntary agreement by and between Landlord and governmental bodies and regulatory agencies, caused by the maintenance, repair, substitution, renewal, replacement or improvements of any of the equipment involved in the furnishing of any such utilities or services or caused by strikes, lockouts, labor controversies, fuel shortages, accidents, acts of God or the elements or any other cause beyond the reasonable control of Landlord, except caused by the negligence or willful misconduct of Landlord; and specifically, no such slow down, interruption or stoppage of any of such services shall be construed as an eviction, actual or constructive, of Tenant, nor shall same cause any abatement of Base Rent or additional rent payable hereunder or in any manner or for any purpose relieve Tenant from any of Tenant’s obligations hereunder, and in no event shall Landlord be liable for damages to persons or property or be in default hereunder as a result of such interruption or stoppage. The foregoing to the contrary notwithstanding, in the event of a substantial interruption or stoppage of utilities or services for a period which exceeds three (3) consecutive business days, rent shall abate commencing on the fourth (4th) consecutive day proportionately to the extent of such interruption or stoppage.
12.    Landlord shall provide a dumpster at Landlord’s cost for Tenant to dispose of normal everyday trash removal for a office and medical laboratory use.
14.    ASSIGNMENT AND SUBLETTING.
A.    Tenant shall not assign this Lease, or sublet the Premises, in whole or in part, without the Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

B.    The foregoing provision contrary notwithstanding, Tenant may assign this Lease or any renewal thereof or sublet all of the Premises, upon advance notice to Landlord but without Landlord’s consent, to any corporation which controls, is an affiliate of, or is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any entity which acquires substantially all of the assets of Tenant in the normal course of business. Any such assignment or subletting shall be made only upon condition that (i) the assignee or sublessee assume, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises as specified in Article 8 hereof remains unchanged.
15.    ACCESS TO PREMISES.    Tenant shall have access to the Building 24 hours per day, 7 days per week, by way of key or security access cards unless due to an extreme emergency situation in which Landlord may limit Tenant’s access. Landlord and Landlord’s employees, agents and contractors, shall have the right to enter the Premises with 24 hours advance written notice and in accordance with Tenant’s protocols for its laboratory areas, for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants in the Building, and making such alterations, repairs, improvements or additions to the Premises or the Building and performing Landlord’s services and work as Landlord may deem necessary or desirable or as may be required of Landlord under terms of this Lease at any time without notice in case of an emergency. Landlord shall enter the Premises for the purpose of showing the Premises to prospective tenants only during the last six (6) months of the Term of this Lease or any renewal thereof. If representatives of Tenant shall not be present to open and permit entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease.
16.    REPAIRS.
A.    Landlord shall make, at Landlord’s sole cost and expense, all repairs necessary to maintain the structural, plumbing, HVAC and electrical systems, exterior doors and windows, floors (except carpeting). Landlord shall commence such repairs as promptly as the circumstances reasonably permit and in no event later than thirty (30) days of Landlord’s receipt of written notice from Tenant that such repairs are needed and thereafter shall diligently pursue the same to completion with reasonable promptness. If Landlord fails to complete such repairs in a timely manner as herein provided^ Tenant may complete the repairs at Landlord’s cost and expense, and deduct the amount thus expended from the rent falling due hereunder.
B.    Except as the Landlord is obligated for repairs as herein provided. Tenant shall make at Tenant’s sole cost and expense all repairs necessary to maintain the Premises and shall keep the Premises and the fixtures therein in neat and orderly condition. If the Tenant refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, or requests Landlord to perform additional work outside of Landlord’s requirements under this Lease and on behalf of Tenant, after thirty (30) days written notice from Landlord of the need therefore, Landlord may make such repairs at the expense of Tenant and such expense, along with a fifteen per cent (15%) service charge, shall be collectible as additional rent.

C.    Landlord shall not be liable by reason of any injury or to interference with Tenant’s business arising from the making of any repairs in accordance with this Article 16 in or to the Premises or the Building or to any appurtenances or equipment therein unless attributable to the gross negligence or misconduct of Landlord, its employees or agents. Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business. There shall be no abatement of rent because of such repairs, except as provided in Article 20 hereof.
17.    INDEMNIFICATION AND INSURANCE.
A.    Tenant shall indemnify, hold harmless and defend Landlord from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demand, of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, and Landlord shall not be liable to Tenant on account of, (i) any failure by Tenant to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Tenant, (ii) any failure by Tenant to comply with any statutes, ordinances, regulations or orders of any governmental authority related to Tenant’s occupancy or use of the Premises, (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Premises except as the same may be caused by the negligence of Landlord or Landlord’s employees or agents.
B.    Landlord shall indemnify, hold harmless and defend Tenant from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims, or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, and Tenant shall not be liable to Landlord on account of, (i) any failure by Landlord to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Landlord, (ii) any failure by Landlord to comply with any statutes, ordinances, regulations or orders of any governmental authority, (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Building (excluding the Premises) except as the same may be caused by the negligence of Tenant or Tenant’s employees or agents.
C.    During the term of this Lease or any renewal thereof, Tenant shall obtain and promptly pay all premiums for commercial general liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, in an amount of not less than $1,000,000 combined single limit for bodily injury and property damage, and all such policies and renewals thereof shall name the Landlord Spring Way Center LLC, as an additional insured. All policies of insurance shall include contractual coverage and shall provide (i) that no material change or cancellation of said policies shall be made without prior written notice to Landlord and Tenant. Insurance’s company’s Agent will provide 30 days written notice of any insurance cancellation, and (ii) that the insurance company issuing the same shall waive all rights of subrogation against the Landlord. Tenant shall provide a copy of policies or certificates of insurance evidencing coverage required by this Lease. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A+ as rated in the most recent edition of Best’s Insurance Reports and in business for the past five (5) years. The aforesaid insurance limits may be reasonably increased from time to time by Landlord.
D.    During the Term and any renewal thereof, Landlord shall obtain and promptly pay all premiums for (i) insurance coverage on the Building exclusive of Tenant’s leasehold improvements thereon (i.e., standard fire and hazard insurance with approved standard extended coverage endorsement), with limits of coverage of not less than 80% of the replacement value thereof, subject to a deductible not to exceed $50,000; and (ii) commercial general liability insurance in an amount not less than $2,000,000 combined single limit for bodily injury and property damage.
E.    Each party waives any and every claim which may arise in favor of such party and against the other hereto, during the lease term or any renewal or extension thereof, for any and all loss, or damage to, any such party’s property located within or constituting a part of the Premises or the Building, which loss or damage is covered by valid and collectable fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to property of the parties hereto. Inasmuch as the above mutual waivers preclude the assignment of any claim by way of subrogation (or otherwise) to an insurance company (or any other company or person), each party hereto agrees immediately to give each insurance company which has issued to such party policies of fire and extended coverage insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by said waivers.
18.    LANDLORD’S LIABILITY.     Landlord and Landlord’s agents, servants and employees shall not be liable for, and Tenant hereby releases and relieves Landlord and Landlord’s agents, servants and employees from, all liability in connection with any and all damage to or loss of property, or loss or interruption of business occurring to Tenant and Tenant’s agents, servants, employees, invitees, licensees, visitors, or any other person, firm, corporation or entity, in or about or arising out of the Premises, from (a) the entry of water, snow or ice into the Premises from any source; (b) any defect or failure of plumbing, sprinkling, electrical, heating or air conditioning systems or equipment, drains, pipes or plumbing, sewer or other similar installation; (c) the falling of any fixture or any wall or ceiling materials; (d) broken glass; (e) any acts or omissions of the other tenants or occupants of the Building or of nearby buildings; and (f) theft, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, or any order of any governmental authorities having jurisdiction over the Premises; except if such damage or loss is caused by the gross negligence or willful misconduct or by Landlord’s violation of the provisions of this Lease.
19.    COMPLIANCE WITH INSURANCE REQUIREMENTS.     Tenant agrees that Tenant will not do or suffer to be done, any act, matter or thing, objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Premises or any part thereof, or on the Building of which the Premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk that at the date when Tenant receives possession hereunder. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as additional rent, any and all increases in premiums on insurance carried by Landlord on the Premises or any part thereof, or on the Building of which the Premises may be a part, caused in any way by the occupancy of Tenant.
20.    FIRE OR OTHER CASUALTY.    If the Premises are damaged by fire, tornado or other casualty. Tenant shall give immediate notice thereof to Landlord. Within thirty (30) days of the happening of the damage, Landlord shall notify Tenant of the estimated time to repair the damage. If the Premises cannot or will not be repaired within ninety (90) days from the date of casualty, Landlord and Tenant shall have the option to terminate this Lease upon thirty (30) days notice one to the other; provided that Landlord may complete the repairs during such thirty (30) day period and in that event this Lease shall remain in full force and effect. In the absence of Lease termination pursuant to the foregoing provisions of this Article, Landlord shall proceed with reasonable diligence and promptness to restore the Premises to the condition which existed prior to the casualty. Rent shall abate proportionately during this period of total or partial unreliability. Tenant acknowledges notice (i) that Landlord shall not obtain insurance of any kind on Tenant’s furniture or furnishings, equipment, fixtures, alterations, improvements and additions, (ii) that it is Tenant’s obligation to obtain such insurance at Tenant’s cost and expense, and (iii) that Landlord shall not be obligated to repair any damage thereto or replace the same.
21.    SUBORDINATION.    This Lease shall be subject and subordinate to the lien of any mortgage, renewals, modifications, consolidations, replacements or extensions thereof, which now or hereafter may affect the Premises. Tenant shall, at Landlord’s request, execute such agreements and other instruments as any mortgagee of the Premises shall deem necessary or desirable to subordinate this Lease to the lien of any present or future mortgage, mortgages or construction loans against the Premises. Notwithstanding the foregoing, the holder of any such mortgage shall recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and this Lease shall continue in full force and effect, and Tenant shall attorn to such party and shall execute, acknowledge an deliver any instrument that has for its purpose and effect confirmation of attornment promptly upon request therefore. The subordination of this Lease shall be subject to any current or future mortgage holder(s) agreement not to disturb Tenant’s occupancy, so long as Tenant is not then in default of this Lease.
22.    CONDEMNATION.
A.    If the whole or any part of the Premises or the Building shall be condemned or taken either permanently or temporarily for any public or quasi-public use or purpose, under any statute or by right of eminent domain, or by purchase in lieu thereof, then in that event the term of this Lease shall cease and terminate from the date when possession is taken thereunder pursuant to such proceedings or purchase. The rent shall be adjusted as of the time of such termination, and any rent paid for a period thereafter shall be refunded.
B.    In the event of any such taking of the Premises or the Building, Landlord shall be entitled to receive the entire award in any such proceeding, and Tenant hereby assigns any and all right, title and interest of Tenant now or hereafter arising in or to any such aware or any part thereof and hereby waives all rights against Landlord and the condemning authority, except that Tenant shall have the right to claim and prove in any such proceeding and receive any award which may be made to Tenant, if any, specifically for damages for loss of goodwill, movable trade fixtures, equipment and search and relocation expenses.
23.    ESTOPPEL CERTIFICATE.    Either party shall, at any time and from time to time, upon ten (10) days written request by the requesting party, execute, acknowledge and deliver to the requesting party a statement in writing duly executed (i) certifying that either this Lease is in full force and effect without modification or amendments, or that this Lease is in full force and effect as modified and amended and setting forth in full all modifications and amendments, (ii) certifying the dates to which Base Rent and additional rent have been paid, and (iii) either certifying that to the knowledge of such party no default exists under this Lease or specifying each such default; it being the intention and agreement of Landlord and Tenant that any such statement may be relied upon by a prospective purchaser or a prospective mortgagee of the Building or current mortgagee of the Building, or by others, in any matter affecting the Premises.
24.    DEFAULT.    The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant.
A.    A failure by Tenant to pay, when due, any installment of rent hereunder or any such other sum herein required to be paid by Tenant within thirty (30) days of Tenant’s receipt of written notice from Landlord with respect to additional rent.
B.    The assignment or subletting of the Premises by Tenant without the consent of the Landlord, except as provided in Article 14B hereof.
C.    A failure by Tenant to observe and perform any other material provision or covenant of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; or
D.    The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant’s property; or an assignment by Tenant for the benefit of creditors; or the taking possession of the property of Tenant by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanently, of Tenant’s business, provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed within thirty (30) days after the filing of same.
25.    REMEDIES.    Upon the occurrence of any event of default set forth above and the expiration of all applicable cure and grace periods:
A.    Landlord may remedy by performance for the account of Tenant any such default of Tenant and immediately recover as additional rent any expenditure made and the amount of any obligations incurred in connection therewith, plus a fifteen per cent (15%) service charge.

B.    Landlord may accelerate all rent and additional rent for the balance of the term of this Lease (less amounts which Landlord may reasonably receive upon reletting of the Premises after allowance of the costs and expenses incurred in effecting the reletting) and declare the same to be immediately due and payable.
C.    Landlord, at Landlord’s option, may serve notice upon Tenant that this Lease and the then unexpired term hereof shall cease and expire and become absolutely void on the date specified in such notice, without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition; and thereupon this Lease and the term hereof granted as well as the right, title and interest of Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant’s liability) as if the date fixed in such notice were the date herein granted for expiration of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord’s option, any property thereon without being liable to indictment, prosecution, or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of Tenant’s liability and obligations under this Lease, whether or not the Premises shall be re-let; provided, however, Landlord agrees to use its best efforts to relet the Premises as soon as possible to mitigate damages.
D.    Landlord may, at any time after the occurrence of any event of default, re-enter and repossess the Premises and any part thereof and attempt in Landlord’s own name, regardless of whether or not this Lease has been terminated, to re-let all or any part of such Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in Landlord’s sole discretion, shall determine, including the term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such re-letting; provided, however, that Landlord will not reject a substitute tenant offered by Tenant if such substitute’s financial condition is at least as good as Tenant’s is at the time of execution of this Lease. For the purposes of such re-letting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord to be reasonably necessary; and the cost of such decoration, repairs, change, alterations or additions shall be charged to and be payable by Tenant as additional rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord; and any sums collected by Landlord from any new tenant obtained on account of Tenant shall be credited against the balance of the rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new tenant.
E.    Landlord shall have the right of injunction, in the event of a breach by Tenant of any of the agreements, conditions and covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided.

F.    Landlord reserves all rights and remedies available under law or equity in the case of default by Tenant hereunder, and the enumeration of certain rights and remedies in this Lease shall not be interpreted to limit or affect Landlord’s exercise of any other rights or remedies.
G.    In the event of default by Landlord, Tenant may take such action or invoke such remedies as are allowed by law except that before taking any such action. Tenant shall give Landlord thirty (30) days written notice (except in the case of an emergency which either threatens Tenant’s property or the life or well-being of any individual), during which time Landlord may cure such default. In addition, prior to exercising any remedy which will cause either the termination of this Lease or the nonpayment of rent. Tenant shall provide at least thirty (30) days advance written notice of Landlord’s default to any mortgage lender of Landlord and shall allow such lender to commence to cure Landlord’s default within such thirty (30) day notice period and to thereafter diligently prosecute the same to completion during and beyond such notice period.
H.    Confession of Judgment: For value received and forthwith on every default of payment of rent by Tenant, or any and every breach of covenant herein, if such breach or default shall not be fully remedied within twenty five (25) days after written request is given to cure said default, Tenant does hereby empower any attorney of any court of record within the United States to appear for Tenant and, with or without declaration filed, confess judgment against Tenant and in favor of Landlord, its successors or assigns, as of the term, for the specific sum due by reason of such default or breach by Tenant or for the accelerated rent due by reason of such default or breach, or both, with costs of suit and reasonable attorney’s fees for collection and forthwith issue writ or writs of execution thereon, with release of all errors, and without stay of execution, and inquisition and extension upon any levy on real estate is hereby waived, and condemnation agreed to, and any stay, continuance or adjournment of sale, and any right to petition or set aside or order a resale, and any right to except to the Sheriffs schedule of proposed distribution is hereby expressly waived and exemption of any and all property from levy and sale by virtue of any exemption law now in force or which may hereafter be enacted is also expressly waived by Tenant. Tenant further authorizes and empowers any such attorney, either in addition to or without such judgment of the specific amount or accelerated rent due under this Lease to appear to Tenant, and for any other person claiming under, by or through Tenant, and confess judgment forthwith against Tenant and such other person and in favor of Landlord, in an amicable action of ejectment for the Premises, together with hereditaments and appurtenances and all fixtures and equipment installed therein, with all the conditions, fees, releases, and waivers to accompany said confession of judgment in ejectment as are set forth in this Paragraph for confession of judgment for amounts due. The entry of judgment under the foregoing warrants shall not exhaust the warrants, but successive judgment may be entered thereunder from time to time as often as defaults occur.
26.    CUMULATIVE REMEDIES.    To the extent permitted by law, the rights and remedies given to Landlord in this Lease are distant, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.
27.    WAIVER.    The failure or delay on the part of Landlord or Tenant to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the Landlord or Tenant to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of rent at time when the rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the rent due shall not be construed to be other than a payment on account of the rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord’s agents or employees during the term of this Lease shall be deemed an acceptance of a surrender shall be valid unless in writing and signed by Landlord.
28.    RIGHT TO CHANGE PUBLIC SPACES.    Landlord shall have the right at any time, without thereby causing any eviction of the Tenant or incurring any liability to Tenant therefor to change the arrangement or location of lobbies, entrances, stairs, elevators, and other structures and common areas, except those that are contained within the Premises, provided nevertheless, that such action does not materially restrict Tenants use of the Premises or unreasonably interfere with Tenant’s enjoyment of the parking lot and other common facilities. In making such changes. Landlord shall utilize construction methods and materials comparable to the original Building design and composition.
29.    RELOCATION OF TENANT.     This Article is deleted.
30.    SURRENDER.     This Lease shall terminate and Tenant shall deliver up and surrender possession of the Premises on the last day of the term hereof, and Tenant waives the right to receive any notice of termination or note to quit, and Tenant hereby waives all right to any such notice as may be provided under any laws now or hereafter in effect in Pennsylvania, including but not limited to the Landlord and Tenant Act of 1951, as amended. Tenant covenants that upon the expiration or sooner termination of this Lease Tenant shall deliver up and surrender possession of the Premises in the same condition in which Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, ordinary wear and tear excepted.
31.    TENANT’S OPTIONS.
A.    Lease Renewal: Provided Tenant is not in default of any terms or conditions of this Lease, Tenant shall have the option to renew this Lease for one (1) additional five (5) year period at a base rental rate of $19.50 per rentable square foot. Tenant shall be required to give written notice to Landlord six (6) months prior to the expiration of this Lease of it’s intention to renew this Lease under these terms.
B.    Right of First Refusal to Purchase
1.    Grant of Right of First Refusal. Landlord hereby grants to Tenant a right of first refusal to purchase the Building, and any interest of Landlord in and to any lots, roads, avenues, or rights-of-way abutting or in any way appertaining to the Building, upon the terms described herein.

2.    Notice of Intended Transfer. Landlord agrees not to sell, convey, or transfer (“Transfer”) all or any portion of the Building to any outside third party, without first giving written notice (the “Notice of Sale’’) to Tenant of its intention to Transfer the same. The Notice of Sale shall include: (i) the terms of the proposed Transfer, including but not limited to the inspection period, purchase price, and other terms, (ii) a copy of any written offer, contract or agreement (the “Offer”) received by Landlord with regards to a proposed Transfer of the Building,.
3.    Right of Tenant to Purchase. Within Fifteen (15) days after receipt of the Notice of Sale from Landlord, Tenant may give written notice (the “Notice of Exercise”) to Landlord of Tenant’s exercise of its right to purchase the Building under the same terms and conditions as shown in the written notice. Failure to give written notice of Tenants intent to proceed to purchase the Building within 15 days will terminate Tenants Right of First Refusal. If Tenant gives Landlord the Notice of Exercise, Landlord and Tenant will enter into a written agreement for Tenant to acquire the Building (“Purchase Agreement”), with the same terms and price identified in the Notice of Sale, except as modified by this Agreement. In the event that Tenant does not exercise its right to purchase the Building and the actual purchase price for which the Building will be sold to the offeror decreases by more than two percent (2%) of the purchase price set forth in the Notice of Sale, or if any other material terms are modified from those set forth in the Notice of Sale, Landlord shall provide a new Notice of Sale to Tenant and Tenant may exercise its right to acquire the Building with respect to the new Notice of Sale as set forth above. For so long as Landlord owns the Building (or any portion thereof), this Agreement shall be in full force and effect.
4.    Inspection Period. Notwithstanding anything in the Offer, if Tenant exercises its right of first refusal, Tenant shall have the inspection period set forth in the Offer (the “Inspection Period”) to inspect the Building to determine its suitability for Tenant’s use. During the Inspection Period, Tenant and its representatives and agents shall provide Landlord with reasonable notice prior to any inspection of the Building.
5.    Closing. Tenant and Landlord shall close the transaction contemplated herein within as per the agreement of sale unless otherwise agreed to in writing and signed by both parties.
6.    Void Transfers Remedies. Any transfer by Landlord of the Building or any portion thereof to a family member or related company of the Landlord will be excluded from this agreement, and no notice will be required.
C.    Right of First Refusal to Lease the 2”fl floor:
1.    Grant the Right of First Refusal. Landlord hereby grants to Tenant a right of first refusal to Lease the 2nd floor of the Building,
2.    Notice of Intended Lease. Landlord agrees not to Lease any portion of the 2nd floor of the Building to anyone without first giving written notice (the “Notice of Lease’”) to Tenant of its intention to Lease the same. The Notice of Lease shall include: (i) the terms of the proposed Lease, price and other terms, (ii) a copy of any written offer to lease, contract or agreement (the “Offer”) received by Landlord with regards to a proposed Lease of the Building.

3.    Right of Tenant to Lease. Within ten (10) days after receipt of the Notice of Lease from Landlord, Tenant may give written notice (the “Notice of Exercise”) to Landlord of Tenant’s exercise of its right to lease the Building. If Tenant gives Landlord the Notice of Exercise, Landlord and Tenant will enter into a written agreement for Tenant to Lease said space in the 2nd floor of the Building (“Lease Agreement”), with the same terms and price identified in the Notice of Lease, except as modified by this Agreement. In the event that Tenant does not exercise its right to purchase the Lease within the time frame of 10 business days, Tenant shall have forfeited its Right of First Refusal to Lease.
32.    COMPLIANCE WITH LAWS.
A.    Landlord represents and agrees that, as of the date Landlord delivers possession of the Premises to Tenant, the Premises and the Building, including but not limited to structural, mechanical and electrical systems and components, will (i) meet or exceed code as required by governmental authority and (ii) comply with applicable laws and regulations relating to hazardous materials. If at any time during the term of this Lease, the Premises are determined to be deficient in meeting applicable codes and regulations. Landlord shall be required to promptly make all repairs, alterations and improvements to the Premises in order to bring the Premises into legal compliance.
B.    Tenant shall comply with all governmental laws, ordinances and regulations applicable to the furnishing of Tenant’s alterations and to Tenant’s occupancy and use of the Premises, provided however, that such compliance shall not require Tenant to make structural changes or repairs which are the responsibility of Landlord pursuant to this Lease.
C.    Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act (the “ADA”) with respect to the construction of the Building and the Premises and with respect to any amendments to the ADA. With respect to any alterations performed by Tenant, Tenant shall be responsible for compliance with ADA.
D.    Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any hazardous substance on, in or under the Premises, the Building or other real property of Landlord, or any other real property adjacent thereto or in the vicinity thereof (collectively the “Property”) so as to threaten contamination of the Property.= Tenant shall not allow the storage, use or disposal of such substances in any manner not allowed by law or by the highest applicable prevailing standards for such storage, use or disposal of such substances.= Tenant shall not cause or permit any hazardous substance to be brought onto the Property except in the ordinary course of Tenant’s business in the Premises. As to any such substance. Tenant shall obtain, maintain and retail labels, product literature, warnings and other notices which shall be adequate to identify such substance and to comply with all applicable record keeping requirements relating to such substance.
Tenant shall immediately notify Landlord, in writing, in the event of any release of any hazardous substance in violation of any of the preceding provisions of this Paragraph D. Tenant shall provide immediate access to the Premise, shall cooperate fully with any examinations or testing and shall otherwise cooperate fully with Landlord and others in determining the nature and extent of environmental contamination of the Property. Tenant shall clean up and otherwise remediate all such spills, releases and other discharges in a manner which shall comply with all applicable environmental laws. Tenant shall be responsible for paying all costs and expenses required to effect the foregoing matters.
Tenant shall indemnify, defend and hold Landlord, and Landlord’s employees, agents and assigns, harmless from any costs, expenses, loss, penalties, fines, claims, actions and liabilities whatsoever which may be incurred by reason of Tenant’s noncompliance with any of the covenants and provisions of this Article, including without limitation (a) the cost of bringing the Property into legal compliance, (b) the cost of all appropriate examinations and tests to determine or confirm the condition of the Property and (c) fees and expenses of attorneys, engineers and consultants incurred by the indemnities with respect to the foregoing matters. Any amount paid by Landlord in such connection, and not reimbursed by Tenant in accordance with this covenant of indemnity, shall constitute and be collectible as additional rent.
The covenants contained herein shall survive the expiration of this Lease and shall continue for so long as Landlord and Landlord’s successors and assigns, may be subject to any cost, expense, loss, claim, action, liability or other matter for which Tenant has agreed to provide indemnity hereunder.
33.    NOTICE.    Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or serviced if in writing and either personally served or forwarded by Federal Express or comparable delivery service or by certified or registered mail, charges prepaid, and addressed as follows:

To Landlord	Spring Way Center, LLC c/o Beynon & Company, Agent 1900 Allegheny Building Pittsburgh, PA 15219-1613

To Tenant:	RedPath Integrated Pathology, Inc. 2515 Liberty Avenue, 4th Floor Pittsburgh, PA 15222

Each such mailed notice shall be deemed to have been given to or served upon the party to whom addressed on the date the same is deposited with the express service or U. S. Postal Service, properly addressed in the manner above provided. Either party hereto may change the address to which such notices shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.
34.    BROKER.     Each party represents and warrants to the other that only Beynon & Company and Howard Hanna Commercial Real Estate Services are the brokers in connection with the finding and negotiation of this Lease. Landlord shall be responsible for payment of commissions or fees due such broker in accordance with the terms of Landlord’s written listing agreement with such agent. Each party agrees to indemnify and hold harmless the other from and against any claims, suits, liabilities and expenses incurred by or assessed by reason of any undisclosed brokerage or agency arrangement.

35.    FORCE MAJEURE.     Neither party shall be required to perform any term, condition or covenant of this Lease as long as such performance is delayed or prevented by force majeure, which shall mean Acts of God, strikes, lockouts, material or labor restrictions imposed by governmental authority, civil riot, floods and other causes not reasonably within the control of such party and which, by the exercise of due diligence, such party is unable, wholly or in part, to prevent or overcome; provided however, that such party shall be required to commence and thereafter diligently prosecute performance of completion to the extent reasonably permitted under the circumstances. Notwithstanding anything herein to the contrary, the foregoing shall not excuse either party from the payment of any moneys due pursuant to the terms of this Lease.
36.    TRANSFER OF LANDLORD’S INTEREST.     Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which have then matured or relate to an event occurring prior to the transfer, any breach occurring prior to the transfer, or any tort or fraud committed prior to the transfer, shall look solely to Landlord’s successor in interest in the Building for this satisfaction of each and every obligation of Landlord hereunder.
37.    SUCCESSORS.     The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided however, that no rights shall inure to the benefit of any successors of Tenant whenever, by the express terms of this Lease, Landlord’s written consent for the transfer to such successor is required under Article 14 hereof, unless Landlord shall have granted such consent.
38.    GOVERNTNG LAW.     This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.
39.    SEPARABILITY.    If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.
40.    CAPTIONS.    Any headings preceding the text of the several paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.
41.    GENDER.    As used in this Lease, the word ‘person’ shall mean and include, where appropriate, any individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall mean to include any other gender.
42.    EXECUTION.    This Lease shall become effective when it has been signed by an authorized officer or representative of each of the parties and delivered to the other party.
43.    EXHIBITS AND RIDERS.    Attached to this Lease and made a part hereof, and initialed on behalf of both parties simultaneously with the execution of this Lease, are the following exhibits:

Exhibit A	Diagram of Premises
Exhibit B	Rental Payment Schedule

44.    ENTIRE AGREEMENT.    This Lease, including the exhibits and riders hereto, if any, contain all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto to their respective successors in interest.
45.    CORPORATE TENANT.    If Tenant is a corporation, each individual executing Lease on behalf of such corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the duly adopted resolution of the Board of Directors of such corporation or in accordance with the by-laws of such corporation, and that this Lease is binding upon such corporation in accordance with its terms.
46.    SECURITY DEPOSIT.     At or before the commencement of the Lease term, Tenant shall deposit with Landlord or Landlord’s agent a security deposit of ($30,000.00). The security deposit shall be held by Landlord or Landlord’s agent in an interest-bearing account as security for the full and faithful performance by Tenant of all of the terms, covenants and provisions of this Lease during the term hereof.
In the event Tenant fails to keep and perform any of the terms, covenants or provisions of this Lease, then Landlord, at Landlord’s option, upon five (5) days advance written notice to Tenant, may appropriate and apply the security deposit, or so much thereof as may be necessary to pay any rent or other sums due hereunder for which Tenant shall be in default of payment. Tenant, upon notice from Landlord, shall immediately remit to Landlord an amount sufficient to restore this security deposit to the amount required to be maintained in accordance with this Article. Upon Tenant’s full and complete performance and compliance with all of the terms, covenants and provisions of this Lease during the Lease term, upon the expiration of the term and Tenant’s proper surrender of the Premises, the security deposit shall be returned to Tenant.
In the event of the sale of the Building, Landlord may deliver the security deposit to the purchaser, and upon such delivery. Landlord shall be discharged from any further liability with respect to the security deposit.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease and have initialed the exhibits and any riders hereto, in counterparts the day and year first above written.
LANDLORD:
Spring Way Center, LLC

Witness:	By /s/[illegible] 10/10/2007 Date

TENANT:
RedPath Integrated Pathology, Inc.

Witness:	By /s/[illegible] 10/10/2007 Date

EXHIBIT A - Diagram of Leased Premises

EXHIBIT B - Rental Payment Schedule
March 1, 2008 to February 28, 2011        $28,333.33 per month
March 1, 2011 to February 28, 2013        $30,000.00 per month